Exhibit 4.3

FOURTH AMENDMENT TO

CONVERTIBLE UNSECURED NOTES

THIS FOURTH AMENDMENT TO CONVERTIBLE UNSECURED NOTES (this “Amendment”) is made and entered into as of December [__], 2018 by and among Ener-Core, Inc., a Delaware corporation (the “Company”), and the undersigned, and amends those certain Convertible Unsecured Notes dated as of September 1, 2016 (as amended, the “Notes”) as issued by the Company pursuant to that certain Securities Purchase Agreement, dated September 1, 2016, by and among the Company, the “Buyers” identified therein, and the Subordinated Agent identified therein (as amended to date, the “Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Notes.

RECITALS

WHEREAS, pursuant to Section 13 of the Notes, the written consent of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding (the “Required Holders”) shall be required for any change or amendment or waiver of any provision of the Notes, provided that any such amendment or waiver does not disproportionately, materially and adversely affect the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders;

WHEREAS, any amendment effected in accordance with Section 13 of the Notes is binding upon all holders of Notes; and

WHEREAS, the parties hereto wish to amend the Notes as set forth below in order to facilitate the Company’s efforts to consummate financing activities to support working capital needs.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

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AMENDMENTS TO THE NOTES

Section 1.1 Legend. The second paragraph on the first page of the Notes is hereby amended and restated as follows:

“THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF SEPTEMBER 1, 2016 (AS THE SAME MAY BE AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, THE “SUBORDINATION AGREEMENT”), BY AND AMONG LONGBOARD CAPITAL ADVISORS LLC (THE “SUBORDINATED AGENT”), THE COMPANY (AS “BORROWER”), ENER-CORE POWER, INC., A DELAWARE CORPORATION (THE “GUARANTOR”), ANTHONY TANG, AS A SENIOR LENDER (AS DEFINED THEREIN) (THE “SENIOR L/C LENDER”), AND EMPERY TAX EFFICIENT, LP IN ITS CAPACITY AS COLLATERAL AGENT (“COLLATERAL AGENT”) FOR THE SENIOR NOTE LENDERS (AS DEFINED THEREIN) (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, THE “AGENT”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE CREDIT PARTIES (AS DEFINED THEREIN) PURSUANT TO THAT CERTAIN (A)(I) SECURITIES PURCHASE AGREEMENT DATED AS OF APRIL 22, 2015, (II) SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 7, 2015, (III) SECURITIES PURCHASE AGREEMENT DATED AS OF NOVEMBER 23, 2016, (IV) SECURITIES PURCHASE AGREEMENT DATED AS SEPTEMBER 19, 2017, (V) SECURITIES PURCHASE AGREEMENT DATED AS OF JUNE 5, 2018 AND (VI) SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER [__], 2018, IN EACH CASE OF CLAUSES (I), (II), (III), (IV), (V) AND (VI), BY AND AMONG BORROWER, AGENT AND THE SENIOR NOTE LENDERS AND (B) BACKSTOP SECURITY SUPPORT AGREEMENT, DATED AS OF NOVEMBER 2, 2015, BY AND BETWEEN THE BORROWER AND SENIOR L/C LENDER, IN EACH CASE, AS AMENDED, RESTATED, SUPPLEMENTED, REFINANCED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.”

Section 1.2 Senior Secured Notes. Section 26(z) of the Notes is hereby amended and restated as follows:

“Senior Secured Notes” means (A) those certain senior secured notes issued pursuant to the Securities Purchase Agreement, dated as of April 22, 2015 by and among the Company and the investors listed on the signature pages thereto, as amended from time to time, (B) those certain senior secured notes issued pursuant to the Securities Purchase Agreement, dated as of May 7, 2015 by and among the Company and the investors listed on the signature pages thereto, as amended from time to time, (C) those certain senior secured notes issued pursuant to the Securities Purchase Agreement, dated as of November 23, 2016 by and among the Company and the investors listed on the signature pages thereto, as amended or joined from time to time, (D) those certain senior secured notes issued pursuant to the Securities Purchase Agreement, dated as of September 19, 2017 by and among the Company and the investors listed on the signature pages thereto, as amended from time to time, (E) those certain senior secured notes issued pursuant to the Securities Purchase Agreement, dated as of June 5, 2018 by and among the Company and the investors listed on the signature pages thereto, as amended from time to time, and (F) those certain senior secured notes issued pursuant to the Securities Purchase Agreement, dated as of January [ ] 2019 by and among the Company and the investors listed on the signature pages thereto, as amended from time to time.”

ARTICLE II
MISCELLANEOUS

Section 2.1 Effect of this Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. This Amendment shall only be deemed to be in full force and effect from and after both the execution of this Amendment by the parties hereto and the execution of agreements substantially identical to this Amendment by the Company and “Buyers” holding a sufficient number of Conversion Shares and Warrant Shares issued or issuable under the Notes (calculated using the Assumed Conversion Price) and Warrants (without regard to any limitation on conversion or exercise set forth therein) (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date thereof) that, together with undersigned, constitute the Required Holders. From and after such effectiveness, any reference to the Agreement shall be deemed to be a reference to the Agreement, as amended hereby. Except as specifically amended as set forth herein, each term and condition of the Agreement shall continue in full force and effect.

Section 2.2 Entire Agreement. This Amendment, together with the Agreement, contains the entire agreement of the parties and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Amendment.

Section 2.3 Governing Law. This Amendment shall be governed by the internal law of the State of New York.

Section 2.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Convertible Unsecured Notes as of the date first written above.

COMPANY:

ENER-CORE, INC.

By:
Name: Domonic J. Carney
Title: Chief Financial Officer

Signature Page to Fourth Amendment to Convertible Unsecured Notes—September 2016

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Convertible Unsecured Notes as of the date first written above.

HOLDER:

EMPERY ASSET MASTER, LTD.
By: Empery Asset Management, LP, its authorized agent

By:
Name: Brett Director
Title: General Counsel

HOLDER:

EMPERY TAX EFFICIENT, LP
By: Empery Asset Management, LP, its authorized agent

By:
Name: Brett Director
Title: General Counsel

HOLDER:

EMPERY TAX EFFICIENT II, LP
By: Empery Asset Management, LP, its authorized agent

By:
Name: Brett Director
Title: General Counsel

Signature Page to Fourth Amendment to Convertible Unsecured Notes—September 2016

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Convertible Unsecured Notes as of the date first written above.

HOLDER:

BLUE EARTH FUND, LP

By:
Name: Brett Conrad
Title: Managing Member

Signature Page to Fourth Amendment to Convertible Unsecured Notes—September 2016

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